Exhibit 99.1

Cullinan Oncology Provides Corporate Update and

Reports Third Quarter 2021 Financial Results

Cullinan Pearl clinical update, including data from patients enrolled in the Phase 2a expansion 100 mg BID cohort, planned for fourth quarter 2021

Cullinan MICA and Cullinan Florentine programs to advance into clinical trials by year end 2021

Strong balance sheet with cash and investments of $445.4 million

Cambridge, MA, November 9, 2021 – Cullinan Oncology, Inc. (Nasdaq: CGEM), a biopharmaceutical company focused on developing a diversified pipeline of targeted therapies, today reported on recent and upcoming business highlights and announced its financial results for the third quarter ended September 30, 2021.

“Our organization has made great progress advancing our pipeline of novel, targeted oncology programs across multiple modalities, positioning us to deliver on our 2021 milestones,” stated Nadim Ahmed, Chief Executive Officer of Cullinan Oncology. “We are encouraged by the clinical profile emerging from our lead program, Pearl (CLN-081), in heavily pretreated advanced NSCLC patients that harbor EGFR exon 20 insertion mutations and are looking forward to providing a clinical update from our ongoing Phase 1/2a trial later this quarter. We are also excited to advance Cullinan MICA and Cullinan Florentine into clinical trials this quarter. With our evolution into a late stage oncology company, we are utilizing our significant financial resources of over $445 million of cash and investments on hand to advance multiple programs into the clinic across a wide range of cancer indications.”

Portfolio Highlights

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Cullinan Pearl: Continued advancing the Phase 1/2a trial evaluating CLN-081 in non-small cell lung cancer (NSCLC) patients with epidermal growth factor receptor (EGFR) exon 20 mutations who progressed on platinum-based chemotherapy. Cullinan intends to provide a clinical update on Pearl in the fourth quarter of 2021. The update will include 67 patients enrolled across all five dose cohorts, including 36 response-evaluable patients at the 100 mg BID dose cohort.

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Cullinan MICA: CLN-619 is a monoclonal antibody designed to promote an antitumor response by engaging both natural killer (NK) and T cells through the MICA/B–NKG2D axis, with broad therapeutic potential across multiple cancer indications. Cullinan remains on track to open for enrollment a first-in-human clinical trial evaluating CLN-619 in patients with advanced solid tumors in the fourth quarter of 2021. The trial will include a dose escalation cohort followed by dose expansion cohorts as a monotherapy and in combination with checkpoint inhibitor therapy. Cullinan expects CLN-619 to be the first therapeutic candidate targeting MICA/B to enter clinical trials.

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Cullinan Florentine: CLN-049 is a bispecific antibody designed to simultaneously bind to FLT3 on target leukemic cells and to CD3 on T cells, triggering T cells to kill the targeted cancer cells. Cullinan remains on track to open for enrollment a first-in-human clinical trial evaluating CLN-049 in patients with relapsed/refractory acute myeloid leukemia in the fourth quarter of 2021.

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Cullinan Amber: CLN-617 is a collagen binding fusion protein that contains both IL-12 and IL-2 in a single molecule. CLN-617 has now advanced to the IND-enabling phase. Cullinan will present preclinical data at the upcoming Society for Immunotherapy of Cancer annual meeting.

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Cullinan NexGem: CLN-978 is a half-life extended T cell engaging antibody construct designed to simultaneously engage CD19 and CD3. Cullinan continues to advance CLN-978 through IND-enabling development.

Third Quarter 2021 Financial Results

•	Cash Position: Cash, cash equivalents and investments were $445.4 million as of September 30, 2021.

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R&D Expenses: Research and development (R&D) expenses were $12.7 million for the third quarter of 2021, compared to $11.8 million for the second quarter of 2021. The increase in R&D expenses is primarily related to expanded clinical and CMC activity associated with portfolio advancement.

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G&A Expenses: General and administrative (G&A) expenses were $5.7 million for the third quarter of 2021, compared to $4.8 million for the second quarter of 2021. The change in G&A expenses is primarily related to increased professional services fees and equity-based compensation expenses.

•	Net Loss: The Company’s net loss (before items attributable to noncontrolling interest) was $18.3 million for the third quarter of 2021, compared to $16.4 million for the second quarter of 2021.

About Cullinan Oncology

Cullinan Oncology is a biopharmaceutical company with a diversified pipeline of targeted therapeutic candidates across multiple modalities. The Company’s strategy is to focus on advanced stage assets with novel technology platforms and differentiated mechanisms, developed through both internal discovery and external collaboration. Learn more about Cullinan at www.cullinanoncology.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding Cullinan’s beliefs and expectations regarding our preclinical and clinical development plans, clinical trial designs, clinical and therapeutic potential, and strategy of our product candidates, including but not limited to: the timing and success of our planned preclinical and clinical development of our programs, including for CLN-081, CLN-619, and CLN-049, and the timing and success of our planned regulatory submissions; our expectations and beliefs around the safety and activity of CLN-081 in our Phase 1/2a trial in patients with NSCLC harboring EGFRex20ins mutations that have had at least one prior treatment; our ability to evaluate strategic opportunities to accelerate development timelines; the presentation of additional data at upcoming scientific conferences in 2021; our ability to optimize the impact of our collaborations and license agreements with external parties; our ability to continue our growth; and our expectations regarding our use of capital. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any expressed or implied by the forward-looking statements. These risks include, but are not limited to, the following: uncertainty regarding the timing and results of regulatory submissions; success of our clinical trials and preclinical studies; risks related to our ability to protect and maintain our intellectual property position; risks related to manufacturing, supply, and distribution of our product candidates; risks related to the impact of COVID-19 affecting countries or regions in which we have operations or do business, including potential negative impacts on our employees, customers, supply chain and production as well as global economies and financial markets; the risk that any one or more of our product candidates, including those that are co-developed, will not be successfully developed and commercialized; the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies; and success of any collaboration, partnership, license or similar agreements. These and other important risks and uncertainties discussed in our filings with the Securities and Exchange Commission (SEC), including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except to the extent required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Moreover, except as required by law, neither Cullinan nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made.

Cullinan Oncology, Inc.

Consolidated Balance Sheets (Unaudited)

(in thousands, except shares and per share amounts)

	December 31, 2020	September 30, 2021
Assets
Current assets:
Cash and cash equivalents	$168,198	$88,105
Short-term investments	42,008	232,939
Prepaid expenses and other current assets	2,072	7,794

Total current assets	212,278	328,838
Property and equipment, net	130	89
Other assets	2,300	147
Long-term investments	—	124,330

Total assets	$214,708	$453,404

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,679	$2,024
Accrued expenses and other current liabilities	4,641	5,839

Total current liabilities	14,320	7,863
Long-term liabilities:
Deferred rent	74	67

Total liabilities	14,394	7,930

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value, 34,900,878 and 150,000,000 shares authorized as of December 31, 2020 and September 30, 2021, respectively; 29,831,125 and 43,660,909 shares issued and outstanding as of December 31, 2020 and September 30, 2021, respectively.	3	4
Additional paid-in capital	292,348	569,835
Accumulated other comprehensive loss	(2)	(58)
Accumulated deficit	(93,339)	(126,395)

Total Cullinan stockholders’ equity	199,010	443,386

Noncontrolling interests	1,304	2,088

Total stockholders’ equity	200,314	445,474

Total liabilities and stockholders’ equity	$214,708	$453,404

Cullinan Oncology, Inc.

Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(in thousands, except shares and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
License revenue	$—	$—	$—	$18,943
Operating expenses:
Research and development	9,913	12,680	26,582	36,873
General and administrative	1,586	5,695	4,580	15,677

Total operating expenses	11,499	18,375	31,162	52,550

Loss from operations	(11,499)	(18,375)	(31,162)	(33,607)
Other income (expense):
Interest income	185	118	809	340
Other income (expense), net	—	(2)	1	(12)

Net loss	(11,314)	(18,259)	(30,352)	(33,279)
Net loss attributable to noncontrolling interest	(1,456)	(909)	(6,899)	(223)

Net loss attributable to common stockholders of Cullinan	$(9,858)	$(17,350)	$(23,453)	$(33,056)

Net loss per share, basic and diluted	$(0.50)	$(0.40)	$(1.21)	$(0.76)

Total weighted-average shares used in computing net loss per share, basic and diluted	19,721,992	43,438,861	19,453,479	43,254,230

Comprehensive loss:
Net loss	$(11,314)	$(18,259)	$(30,352)	$(33,279)
Unrealized gain/(loss) on investments	(144)	57	63	(56)

Comprehensive loss	(11,458)	(18,202)	(30,289)	(33,335)
Comprehensive loss attributable to noncontrolling interest	(1,456)	(909)	(6,899)	(223)

Comprehensive loss attributable to Cullinan	$(10,002)	$(17,293)	$(23,390)	$(33,112)

Contacts:

Investor Relations

investors@cullinanoncology.com

Jeffrey Trigilio

+1 617.410.4650

jtrigilio@cullinanoncology.com